UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2026

IonQ, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39694	85-2992192
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4505 Campus Drive
College Park, Maryland	20740
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (301) 298-7997

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	IONQ	New York Stock Exchange
Warrants, each exercisable for one share of common stock for $11.50 per share	IONQ WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On January 25, 2026, IonQ, Inc., a Delaware corporation (the “Company”), SkyWater Technology, Inc., a Delaware corporation (“SkyWater”), Iris Merger Subsidiary 1 Inc., a Delaware corporation (“Merger Sub 1”), and Iris Merger Subsidiary 2 LLC, a Delaware limited liability company (“Merger Sub 2” and, together with Merger Sub 1, the “Merger Subs”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which, among other things and subject to the terms of the Merger Agreement, (i) Merger Sub 1 will be merged with and into SkyWater in accordance with the requirements of the General Corporation Law of the State of Delaware (the “DGCL”), whereupon the separate existence of Merger Sub 1 will cease and SkyWater will be the surviving corporation in such merger (the “First Merger”), and (ii) immediately following the effective time of the First Merger (the “Effective Time”), and as part of the same plan, SkyWater, as the surviving corporation in the First Merger, will be merged with and into Merger Sub 2 in accordance with the applicable provisions of the DGCL and the Limited Liability Company Act of the State of Delaware, whereupon the separate existence of SkyWater will cease, with Merger Sub 2 being the surviving company (Merger Sub 2 in such capacity, the “Surviving Company”) in such merger (together with the First Merger, the “Mergers”). The Boards of Directors of the Company and SkyWater have each unanimously approved the Merger Agreement, including the Mergers and the other transactions contemplated thereby). The Board of Directors of SkyWater has also unanimously resolved to recommend to SkyWater’s stockholders the adoption of the Merger Agreement.

Effect on Capital Stock and Equity Awards

Pursuant to the terms of the Merger Agreement and subject to the satisfaction or waiver of the conditions set forth therein, at the Effective Time, each share of the common stock of SkyWater, par value $0.01 per share (each, a “SkyWater Share”), issued and outstanding immediately prior to the Effective Time (other than any SkyWater Shares (x) owned by the Company, Merger Sub 1, Merger Sub 2, SkyWater or any of their direct or indirect wholly-owned subsidiaries or (y) for which the holder is entitled to demand and properly demands appraisal of such SkyWater Shares pursuant to, and in compliance in all respect with, Section 262 of the DGCL) will be automatically converted into the right to receive (i) an amount of cash equal to $15.00, without interest (the “Cash Consideration”), and (ii) such number of validly issued, fully paid and nonassessable shares of the common stock of the Company, par value $0.0001 per share (each, a “Company Share”), equal to the Exchange Ratio (the “Stock Consideration” and, together with the Cash Consideration, the “Merger Consideration”), plus cash in lieu of any fractional shares to which such SkyWater Share would otherwise be entitled. The “Exchange Ratio” means the quotient obtained by dividing (i) $20.00 by (ii) the volume weighted average price of the Company Shares for the 20 full consecutive trading days prior to, but not including, the third business day before the closing date of the Mergers (the “Company Trading Price”); provided, however, that (i) if the Company Trading Price is greater than or equal to $60.13, then the Exchange Ratio will be equal to 0.3326 Company Shares and (ii) if the Company Trading Price is less than or equal to $37.99, then the Exchange Ratio will be equal to 0.5265 Company Shares.

The Merger Agreement further provides that, at the Effective Time, each outstanding SkyWater stock option and restricted stock unit award (other than those held by non-employee directors) will be converted into an option or restricted stock unit award, as applicable, in respect of Company Shares on the same terms and conditions as were applicable to such award immediately prior to the Effective Time, with the number of Company Shares underlying such award determined by multiplying (x) the number of SkyWater Shares subject to such award immediately prior to the Effective Time by (y) an equity award exchange ratio derived from the Exchange Ratio and the Cash Consideration (the “Equity Award Exchange Ratio”). Further, for each converted stock option, the exercise price applicable to such stock option will be determined by dividing (A) the exercise price per SkyWater Share subject to such SkyWater stock option immediately prior to the Effective Time divided by (B) the Equity Award Exchange Ratio (but in all cases subject to Sections 409A and 424(a) of the Code). In addition, restricted stock units held by non-employee directors of SkyWater will become fully vested and settled immediately prior to the Effective Time.

Additionally, the Merger Agreement provides, with respect to the SkyWater Employeee Stock Purchase Plan (the “SkyWater ESPP”), that (i) participation in the SkyWater ESPP shall be limited to those employees who are participants on the date of the Merger Agreement, (ii) except to the extent necessary to maintain the status of the SkyWater ESPP as an “employee stock purchase plan” within the meaning of Section 423 of the Code and the Treasury Regulations thereunder, participants may not increase their payroll deduction elections or rate of contributions from those in effect on the date of the Merger Agreement or make any separate non-payroll contributions to the SkyWater ESPP on or following the date of the Merger Agreement, (iii) no offering or purchase period shall be commenced after the date of the Merger Agreement, (iv) as of the earlier of the first scheduled purchase date following the date of the Merger Agreement or a date that is no later than the fifth trading day before the Effective Time, each participant’s then-outstanding share purchase right under the SkyWater ESPP shall be exercised and (v) the SkyWater ESPP shall terminate as of the Effective Time.

Representations and Warranties; Certain Covenants

The Merger Agreement contains customary representations and warranties of the parties relating to their respective businesses, financial statements and public filings, in each case generally subject to customary materiality qualifiers. Additionally, the Merger Agreement provides for customary pre-closing covenants of SkyWater, including covenants relating to conducting its business in the ordinary course consistent with past practice and to refrain from taking certain actions without the Company’s consent, covenants not to solicit proposals relating to alternative transactions or, subject to certain exceptions, enter into discussions concerning or provide information in connection with such alternative transactions and, subject to certain exceptions, covenants to recommend that SkyWater’s stockholders approve the Mergers and adopt the Merger Agreement (such recommendation, the “SkyWater Recommendation”). The Merger Agreement also provides for covenants of the Company, including certain actions that the Company must refrain from taking without SkyWater’s consent.

Before the adoption of the Merger Agreement by SkyWater’s stockholders, the Board of Directors of SkyWater may, in certain circumstances in response to an unsolicited third-party acquisition proposal received after the date of the Merger Agreement or an intervening event occurring after the date of the Merger Agreement, withdraw, modify, qualify or propose publicly to do the foregoing with respect to the SkyWater Recommendation (a “Skywater Recommendation Change”), or approve or recommend a Superior Proposal (as defined in the Merger Agreement), or cause SkyWater to terminate the Merger Agreement, subject to complying with notice requirements and other specified processes in the Merger Agreement, including giving the Company the opportunity to propose revisions to the terms of the transactions contemplated by the Merger Agreement during a match right period, and paying the Company the SkyWater Termination Fee (as defined below) prior to or substantially concurrently with such termination.

The parties have agreed to use their respective reasonable best efforts to take or cause to be taken, and do or cause to be done, all things necessary, proper or advisable under the Merger Agreement and applicable laws to consummate the Mergers as promptly as practicable after the date of the Merger Agreement, including to obtain the required regulatory approvals for the Mergers and to resolve or eliminate impediments under antitrust or other applicable laws, subject to certain exceptions.

Closing Conditions

Consummation of the Mergers is subject to the satisfaction or waiver of certain customary conditions, including, among others, (i) the adoption of the Merger Agreement by SkyWater’s stockholders in accordance with the DGCL (the “SkyWater Stockholder Approval”) at a meeting of SkyWater’s stockholders duly called and held for such purpose (the “SkyWater Stockholder Meeting”), (ii) the authorization for listing on the New York Stock Exchange upon official notice of issuance of the Company Shares issuable to the holders of SkyWater Shares pursuant to the Merger Agreement and the effectiveness of a Registration Statement on Form S-4 (the “Registration Statement”) with respect thereto, (iii) the expiration or termination of the applicable waiting period (or any extension thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended and (iv) the absence of any applicable law or regulation enacted or deemed applicable to the Mergers by a governmental authority that makes consummation of the Mergers illegal and any judgment, injunction, order or decree prohibiting or enjoining the consummation of the Mergers. Each party’s obligation to consummate the Mergers is also subject to certain other conditions, including, among others, the accuracy of the other party’s representations and warranties and the other party’s compliance with its pre-closing covenants and agreements contained in the Merger Agreement (in each case, subject to certain qualifications).

Termination Rights, Termination Fee and Antitrust Termination Stock Issuance

The Merger Agreement also provides for certain mutual termination rights. Subject to certain limitations, the Merger Agreement may be terminated by either the Company or SkyWater (i) by mutual written consent, (ii) if the SkyWater Stockholder Meeting concludes without obtaining the SkyWater Stockholder Approval, (iii) if any law or regulation is enacted or enforced by a governmental authority that makes consummation of the Mergers illegal or otherwise prohibited or if any judgment, injunction, order or decree enjoining or otherwise prohibiting the consummation of the Mergers is entered by a governmental authority and is final and nonappealable (provided that a party whose failure to fulfill certain obligations has principally caused or resulted in the imposition of such restraint or the failure of such restraint to be resisted, resolved or lifted may not so terminate the Merger Agreement) or (iv) subject to certain limitations, if the Effective Time has not occurred on or before January 25, 2027 (the “End Date”), subject to two automatic 90-day extensions if on both such dates all of the closing conditions, except those related to regulatory approvals and governmental orders, have been satisfied or waived. In addition, (x) the Merger Agreement may be terminated by the Company (A) due to certain breaches by SkyWater of its representations, warranties and covenants contained in the Merger Agreement, subject to certain cure rights, or (B) if prior to the SkyWater Stockholder Meeting, the Board of Directors of SkyWater effects a change in the SkyWater Recommendation, and (y) the Merger Agreement may be terminated by SkyWater (A) due to certain breaches by the Company of its representations, warranties and covenants contained in the Merger Agreement, subject to certain cure rights, or (B) if prior to the SkyWater Stockholder Meeting, SkyWater determines to enter into a definitive agreement providing for a Superior Proposal.

If, prior to receipt of SkyWater Stockholder Approval, (i) the Merger Agreement is terminated by SkyWater in order to enter into a definitive agreement providing for a Superior Proposal, (ii) the Merger Agreement is terminated by the Company because SkyWater effects a change in the SkyWater Recommendation or (iii) the Merger Agreement is terminated by (x) the Company or SkyWater because the SkyWater Stockholder Approval was not obtained at the SkyWater Stockholder Meeting, (y) the Company or SkyWater because the End Date occurred prior to the receipt of the SkyWater Stockholder Approval or (z) the Company due to an uncured breach of SkyWater’s representations, warranties or covenants and, in the case of this clause (iii), after the date of the Merger Agreement but before the date of such termination an acquisition proposal is made and becomes publicly known, whether or not withdrawn, prior to the SkyWater Stockholder Meeting or the date of such termination, as applicable, then SkyWater will be obligated to pay the Company a fee equal to $51,573,958.07.

In the event of a termination following failure to obtain the required regulatory approvals for the Mergers and to resolve or eliminate impediments under antitrust or other applicable laws by the End Date (an “Antitrust Termination”), SkyWater will issue to the Company (or its subsidiary), and the Company will purchase from SkyWater, an aggregate of 2,857,143 newly issued SkyWater Shares (the “Investment Shares”) for $100,000,000, with the closing and funding to occur as provided in the Merger Agreement. SkyWater will use reasonable best efforts to cause the Investment Shares to be approved for listing on the Nasdaq Stock Exchange and to facilitate Rule 144 resales and the removal of restrictive legends, subject to customary conditions and allocations of costs. For up to two years following the equity investment (or earlier if SkyWater no longer owns the Investment Shares), the Company will be subject to a customary standstill, on the terms provided in the Merger Agreement, and may vote the Investment Shares in its sole discretion.

Voting Agreement

In connection with the execution of the Merger Agreement, the Company also entered into a Voting Agreement with SkyWater and certain holders of SkyWater Shares (the “Voting Agreement Holders”) collectively holding, as of January 26, 2026, approximately 19.87% of the total voting power of the issued and outstanding SkyWater Shares (the “Voting Agreement”). Pursuant to the Voting Agreement, among other things, each Voting Agreement Holder agreed to vote all SkyWater Shares owned of record or beneficially held by such Voting Agreement Holder (i) in favor of the adoption of the Merger Agreement, the Mergers and each of the transactions contemplated thereby, (ii) in favor of the approval of any proposal to adjourn the SkyWater Stockholder Meeting to a later date, if there are not sufficient affirmative votes to obtain the SkyWater Stockholder Approval on the date on which the SkyWater Stockholder Meeting is held, (iii) against any acquisition proposal or approval of any proposal, transaction, agreement or action that would reasonably be expected to prevent, materially delay or materially impede the consummation of the Mergers (an “Adverse Amendment”) and (iv) in favor of any other matter or action necessary for the consummation of the Mergers. The Voting Agreement terminates on the earliest to occur of (a) the Effective Time, (b) the termination of the Voting Agreement by mutual consent of the parties thereto, (c) the termination of the Merger Agreement in accordance with its terms and (d) the occurrence of an Adverse Amendment and (e) a SkyWater Recommendation Change.

Descriptions of Merger Agreement and Voting Agreement Not Complete

The foregoing summaries of the Merger Agreement, the Voting Agreement and the transactions contemplated thereby do not purport to be complete and are qualified in their entirety by reference to the full text of the Merger Agreement and the Voting Agreement, which are attached hereto as Exhibit 2.1 and Exhibit 10.1 and are incorporated by reference herein. The parties expect to file the Registration Statement on Form S-4 containing the Company’s preliminary prospectus and SkyWater’s preliminary proxy statement as promptly as practicable.

The Merger Agreement and Voting Agreement have been included to provide investors with information regarding their terms. It is not intended to provide any other factual information about the Company, SkyWater, the Voting Agreement Holders or any of their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement and the Voting Agreement were made only for purposes of the Merger Agreement and the Voting Agreement, respectively, and as of specific dates, were solely for the benefit of the parties to the Merger Agreement and Voting Agreement, respectively, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties thereto instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement or the Voting Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement and Voting Agreement, which subsequent information may or may not be fully reflected in the Company’s or SkyWater’s respective public disclosures.

Item 2.02	Results of Operations and Financial Condition.

On January 26, 2026, the Company and SkyWater issued a joint press release announcing the signing of the Merger Agreement (the “Joint Press Release”), which includes information relating to the Company’s 2025 fiscal year guidance. A copy of the Joint Press Release has been furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information provided pursuant to Item 2.02 of this Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 7.01	Regulation FD Disclosure.

On January 26, 2026, the Company and SkyWater issued the Joint Press Release. A copy of the Joint Press Release has been furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. Additionally, the Company posted to its website an investor presentation describing the Mergers, a copy of which has been furnished as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

The information provided pursuant to Item 7.01 of this Form 8-K, including Exhibits 99.1 and 99.2, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any of the Company’s filings under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of January 25, 2026, by and among IonQ, Inc., Iris Merger Subsidiary 1 Inc., Iris Merger Subsidiary 2 LLC and SkyWater Technology, Inc.*

10.1	Voting Agreement, dated as of January 25, 2026, by and between by and among IonQ, Inc., Iris Merger Subsidiary 1 Inc., Iris Merger Subsidiary 2 LLC, SkyWater Technology, Inc. and certain stockholders of SkyWater Technology, Inc.

99.1	Joint Press Release announcing the signing of the Merger Agreement, dated January 26, 2026.

99.2	Investor Presentation

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Schedules and/or exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedules and/or exhibits to the Securities and Exchange Commission (the “SEC”) on a confidential basis upon request.

Important Information and Where to Find It

In connection with the Mergers, the Company intends to file with the SEC a Registration Statement on Form S-4, which will include a prospectus with respect to the Company Shares to be issued in the Mergers and a proxy statement for SkyWater’s stockholders (the “Proxy Statement/Prospectus”), and SkyWater intends to file with the SEC the proxy statement. The definitive proxy statement (if and when available following the effectiveness of the Registration Statement) will be mailed to stockholders of SkyWater. Each of the Company and SkyWater may also file with or furnish to the SEC other relevant documents regarding the Mergers. This communication is not a substitute for the Registration Statement, the Proxy Statement/Prospectus or any other document that the Company or SkyWater may file with the SEC or mail to SkyWater’s stockholders in connection with the Mergers. INVESTORS AND SECURITY HOLDERS OF THE COMPANY AND SKYWATER ARE URGED TO READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS INCLUDED WITHIN THE REGISTRATION STATEMENT WHEN THEY BECOME AVAILABLE, AS WELL AS ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE MERGERS OR INCORPORATED BY REFERENCE INTO THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION REGARDING THE COMPANY, SKYWATER, THE MERGERS AND RELATED MATTERS. The documents filed by the Company with the SEC also may be obtained free of charge at the Company’s website at investors.ionq.com. The documents filed by SkyWater with the SEC also may be obtained free of charge at SkyWater’s website at ir.skywatertechnology.com.

Participants in the Solicitation

The Company, SkyWater and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of SkyWater in connection with the Mergers under the rules of the SEC. Information about the interests of the directors and executive officers of the Company and SkyWater and other persons who may be deemed to be participants in the solicitation of stockholders of SkyWater in connection with the Mergers and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the Proxy Statement/Prospectus, which will be filed with the SEC. Information about SkyWater’s directors and executive officers is set forth in SkyWater’s proxy statement for its 2025 Annual Meeting of Stockholders on Schedule 14A filed with the SEC on April 8, 2025, SkyWater’s Annual Report on Form 10-K for the year ended December 29, 2024 and any subsequent filings with the SEC. Information about certain of the Company’s directors and executive officers is set forth in the Company’s proxy statement for its 2025 Annual Meeting of Stockholders on Schedule 14A filed with the SEC on April 28, 2025 and any subsequent filings with the

SEC. Additional information regarding the direct and indirect interests of those persons and other persons who may be deemed participants in the Mergers may be obtained by reading the Proxy Statement/Prospectus regarding the Mergers when it becomes available. Free copies of these documents may be obtained as described above.

No Offer or Solicitation

This communication is for informational purposes only and does not constitute, or form a part of, an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act, as amended, and otherwise in accordance with applicable law.

Note to Investors Regarding Forward-Looking Statements

This document contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the U.S. Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this document other than statements of historical fact are forward-looking statements. These forward-looking statements are based on the Company’s and SkyWater’s current expectations, estimates and projections about the expected date of closing of the Mergers and the potential benefits thereof, their respective businesses and industries, management’s beliefs and certain assumptions made by the Company and SkyWater, all of which are subject to change. All forward-looking statements by their nature address matters that involve risks and uncertainties, many of which are beyond our control and are not guarantees of future results, such as statements about the consummation of the Mergers and the anticipated benefits thereof. These and other forward-looking statements, including the failure to consummate the Mergers or to make or take any filing or other action required to consummate the transactions in a timely matter or at all, are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements and caution must be exercised in relying on forward-looking statements. Important risk factors that may cause such a difference include, but are not limited to: (i) the completion of the Mergers on anticipated terms and timing, including obtaining stockholder and regulatory approvals, anticipated tax treatment, unforeseen liabilities, future capital expenditures, revenues, expenses, earnings, synergies, economic performance, indebtedness, financial condition, losses, future prospects, business and management strategies, expansion and growth of SkyWater’s and the Company’s businesses and other conditions to the completion of the Mergers; (ii) failure to realize the anticipated benefits of the Mergers, including as a result of delay in completing the transactions or integrating the businesses of the Company and SkyWater; (iii) the Company’s and SkyWater’s ability to implement their business strategies; (iv) potential litigation relating to the Mergers that could be instituted against the Company, SkyWater or their respective directors; (v) the risk that disruptions from the Mergers will harm the Company’s or SkyWater’s businesses, including current plans and operations; (vi) the ability of the Company or SkyWater to retain and hire key personnel; (vii) potential adverse reactions or changes to business relationships resulting from the announcement, pendency or completion of the Mergers; (viii) uncertainty as to the long-term value of the Company Shares; (ix) legislative, regulatory and economic developments affecting the Company’s and SkyWater’s businesses; (x) general economic and market developments and conditions; (xi) the evolving legal, regulatory and tax regimes under which the Company and SkyWater operate; (xii) potential business uncertainty, including changes to existing business relationships, during the pendency of the Mergers that could affect the Company’s or SkyWater’s financial performance; (xiii) restrictions during the pendency of the Mergers that may impact the Company’s or SkyWater’s ability to pursue certain business opportunities or strategic transactions; (xiv) unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism or outbreak of war or hostilities, as well as the Company’s and SkyWater’s response to any of the aforementioned factors; and (xv) failure to receive the SkyWater Stockholder Approval. These risks, as well as other risks associated with the Mergers, will be more fully discussed in the Proxy Statement/Prospectus. While the list of factors presented here is, and the list of factors presented in the Proxy Statement/Prospectus will be, considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on the Company’s or SkyWater’s consolidated financial condition, results of operations or liquidity. Neither the Company nor SkyWater assumes any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IonQ, Inc.

Date: January 26, 2026	By:	/s/ Paul T. Dacier
Paul T. Dacier
Chief Legal Officer and Corporate Secretary